Exhibit 10.7

English translation

Restated and Amended Equity Pledge Agreement

The Restated and Amended Equity Pledge Agreement (“this Agreement”) is signed by the following parties in the People’s Republic of China (“the PRC”, for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) on            :

Party A: _______________________ (the “Pledgee”)

Address: ________________________

Party B: ________________________(the “Pledgor”)

Address: _________________________

Party C: ________________________

Address: ________________________

(The Pledgee, the Pledgor and Party C may be hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

(1)

The Pledgor is a limited liability company/limited partnership registered and established in China. On the effective date of this Agreement, it holds the registered capital of Party C of RMB_____. Party C is a limited liability company registered in Shanghai, China and engaged in the publishing of audio/video programs, design and production of advertisements as well as advertisement publishing on we-media, electronic product sales, and computer and telecom value-added services. Party C intends to confirm the rights and obligations of the Pledgor and the Pledgee under this Agreement and to provide necessary assistance in registering such pledge rights;

(2)

The Pledgee is a wholly foreign-owned enterprise registered in China, and its sole shareholder is a Hong Kong subsidiary of Ximalaya Inc. (“Cayman Company”), a shareholding platform established in the Cayman Islands; the actual controllers of the Cayman Company are ________________________ (“Actual Controllers of Party C”). The Pledgee enters into an exclusive business cooperation agreement with Party C partially owned by the Pledgor (as defined below); the Pledgee, the Pledgor and Party C enter into an exclusive call option agreement (as defined below); and the Pledgor has signed the Power of Attorney of the authorized Pledgee (as defined below);

(3)

In order to guarantee Party C and the Pledgor to perform the obligations under the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement and the Power of Attorney, the Pledgor shall pledge all its equity in Party C to the Pledgee for the performance by Party C and the Pledgor of the obligations under the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement and the Power of Attorney;

(4)	The Parties signed an Equity Pledge Agreement (the “Original Agreement”) on ______________; and

(5)

The Parties agree to enter into this Agreement to amend and restate the Original Agreement. The Original Agreement shall terminate on the effective date of this Agreement and shall cease to have any force and effect as of the effective date of this Agreement.

In order to fulfill the terms of the transaction documents (as defined below), the parties have agreed to enter into this Agreement in accordance with the terms set out below.

Article 1 Definitions

Unless otherwise provided in this Agreement, the following terms shall mean:

1.1

Pledge rights: the security interests granted to the Pledgee by the Pledgor in accordance with Article 2 of this Agreement, namely, the right of the Pledgee to be reimbursed with the price of the pledged equity pledged by the Pledgor to the Pledgee by way of discount or auction or sale of the pledged equity.

1.2

Pledged equity: the registered capital of Party C of RMB_______________ held by the Pledgor on the effective date of this Agreement, as well as all equity interests held by the Pledgor in Party C in the future.

1.3	Term of pledge: the period specified in Article 3 of this Agreement.

1.4

Transaction documents: the Exclusive Business Cooperation Agreement entered into by Party C and the Pledgee on ______________ (the “Exclusive Business Cooperation Agreement”); the Restated and Amended Exclusive Call Option Agreement entered into by Party C, the Pledgor and the Pledgee on ______________ (the “Exclusive Call Option Agreement”); and the Power of Attorney signed by the Pledgor on ______________ (the “Power of Attorney”), and any modification, amendment and/or restatement of the foregoing documents.

1.5

Contract obligations: all obligations of the Pledgor under the Exclusive Call Option Agreement, the Power of Attorney and this Agreement; and all obligations of Party C under the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement and this Agreement.

1.6

Guaranteed debts: all direct, indirect, derivative losses and loss of predictable benefits suffered by the Pledgee as a result of any event of default by the Pledgor and/or Party C. The amount of such loss shall be based on, but not limited to, the reasonable business plan and profit forecast of the Pledgee, the service fees payable by Party C under the Exclusive Business Cooperation Agreement and all expenses incurred by the Pledgee in enforcing the Pledgor and/or Party C’s contractual obligations.

1.7	Event of default: any of the circumstances set out in Article 7 of this Agreement.

1.8	Notice of default: the notice issued by the Pledgee under this Agreement announcing the event of default.

Article 2 Pledge Rights

2.1

The Pledgor hereby agrees to pledge the pledged equity to the Pledgee in accordance with the provisions of this Agreement as a security for the performance of the contractual obligations and the repayment of the secured debts. Party C hereby agrees that the Pledgor shall pledge the pledged equity to the Pledgee in accordance with provisions hereof.

2.2

Within the term of pledge, the Pledgee is entitled to receive bonuses or dividends arising from the pledged equity. Only when the Pledgee expressly agrees in writing in advance, the Pledgor may receive dividends or bonus in respect of the pledged equity. After deducting the income tax paid by the Pledgor, the dividends or bonus obtained by the Pledgor as a result of the pledged equity shall be (1) deposited into the designated account of the Pledgee, subject to the supervision of the Pledgee, and used to guarantee the contractual obligations and first pay off the guaranteed debts; or (2) unconditionally gift such bonus or dividends to the Pledgee or to a person designated by the Pledgee without violating the laws of the PRC.

2.3

The Pledgor can increase the capital to Party C only if the Pledgee expressly agrees in writing in advance. The increase in the number of shares of the Company’s registered capital contributed by the Pledgor is also a pledged equity.

2.4

If Party C is required to dissolve or liquidate in accordance with the mandatory provisions of Chinese laws, any interests legally distributed by the Pledgor from Party C after Party C has completed the dissolution or liquidation procedures in accordance with the law shall be, as required by the Pledgee, (1) deposited into the designated account of the Pledgee, subject to the supervision of the Pledgee, and used to guarantee the contractual obligations and first pay off the guaranteed debts; or (2) unconditionally gifted to the Pledgee or to a person designated by the Pledgee without violating the laws of the PRC.

Article 3 Term of Pledge

3.1

The pledge rights shall come into force upon the date on which the pledge of the pledged equity hereunder is registered with the relevant industrial and commercial administrative authority, and shall remain valid until all contractual obligations are fulfilled and all guaranteed debts are paid. The Pledgor and Party C shall (I) register the transactions under this Agreement on the register of shareholders of Party C within 3 working days from the effective date of this Agreement, and (II) apply to the corresponding industry and commerce administration authorities to record the pledge rights under this Agreement within 5 working days from the effective date of this Agreement or within the period otherwise agreed by the Pledgee. The Parties jointly confirm that, to complete the industrial and commercial registration procedures for equity pledge, the Parties and other shareholders of Party C shall submit this Agreement or an Equity Pledge Contract (hereinafter referred to as the “Pledge Contract for Industrial and Commercial Registration”) signed in the form required by the local administrative department of industry and commerce of Party C and which truly reflects the information of the pledge rights under this Agreement to the administrative authority for industry and commerce. For matters not stipulated in the Pledge Contract for Industrial and Commercial Registration, the stipulations in this Agreement shall prevail. The Pledgor and Party C shall submit all necessary documents and go through all necessary procedures in accordance with Chinese laws and regulations and the requirements of the relevant administrative authorities for industry and commerce to ensure that the pledge rights are registered as soon as possible after submitting the application.

3.2

During the term of pledge, if the Pledgor and/or Party C fail(s) to perform their contractual obligations or pay the guaranteed debts, the Pledgee shall have the right but not the obligation to exercise the pledge rights in accordance with the provisions of this Agreement.

Article 4 Custody of Pledge Certificate

4.1

Within the term of pledge stipulated in this Agreement, the Pledgor shall deliver its equity investment certificate in Party C and the register of shareholders recording the pledge rights to the Pledgee within one week from the date of signing this Agreement. The Pledgee will keep these documents for the entire duration of the pledge stipulated in this Agreement.

Article 5 Representations and Warranties of the Pledgor and Party C

Party C hereby represents and warrants to Party A on the effective date of this Agreement that:

5.1	The Pledgor is the only legal owner of the pledged equity;

5.2	The Pledgee has the right to dispose of and transfer the pledged equity in the manner specified in this Agreement;

5.3	In addition to the pledge rights, the Pledgor does not set any other pledge rights on the pledged equity;

5.4	The Pledgor and Party C have obtained the consent and approval (if necessary) of the government authorities and the third parties for the execution, delivery and performance of this Agreement; and

5.5

The execution, delivery and performance of this Agreement will not: (i) violate any applicable Chinese laws; (ii) contravene the articles of association or other constitutional documents of Party C; (iii) result in a breach of any contract or document to which it is a party or is binding on it or constitute a breach of any contract or document to which it is a party or is binding on it.

The Pledgor hereby represents and warrants to Party A on the effective date of this Agreement that:

5.1	The Pledgor is the only legal owner of the pledged equity;

5.2	In addition to the pledge rights, the Pledgor has not set any other pledge rights on the pledged equity;

5.3	The Pledgor has obtained the consent and approval (if necessary) of the government authorities and the third parties for the execution, delivery and performance of this Agreement; and

5.4

The execution, delivery and performance of this Agreement will not: (i) violate any applicable Chinese laws; (ii) contravene the articles of association or other constitutional documents of Party C; (iii) result in a breach of any contract or document to which it is a party or is binding on it or constitute a breach of any contract or document to which it is a party or is binding on it.

Article 6 Commitment of the Pledgor and Party C

6.1	During the term of this Agreement, Party C undertakes to the Pledgee that:

6.1.1

Except for the performance of the Transaction Documents, the Pledgor shall not transfer the pledged equity or any part thereof, or create or permit the existence of any security or other indebtedness on the pledged equity without the prior written consent of the Pledgee;

6.1.2

The Pledgor and Party C shall abide by and execute all laws and regulations relating to the pledge of rights, and shall, within five (5) days upon receipt of the notice, instruction or recommendation issued or formulated by the relevant competent authorities in respect of the pledge rights, present the aforesaid notice, instruction or recommendation to the Pledgee and comply with the aforesaid notice, instruction or recommendation, or raise objections and statements concerning the above matters at the reasonable request of the Pledgee or with the consent of the Pledgee;

6.1.3

The Pledgor and Party C shall promptly notify the Pledgee of any events or notices which may affect the rights of the pledged equity or any part thereof, and any events or notices which may alter any of the Pledgor’s warranties, obligations hereunder or which may affect the performance of the Pledgor’s obligations hereunder; and

6.1.4

Party C shall, within three (3) months prior to the expiration of its business term, complete the registration formalities for the extension of the business term so as to maintain the validity of this Agreement.

6.2	During the term of this Agreement, the Pledgor undertakes to the Pledgee that:

6.2.1

Except for the performance of the Transaction Documents, the Pledgor shall not transfer the pledged equity or any part thereof, or create or permit the existence of any security or other indebtedness on the pledged equity without the prior written consent of the Pledgee;

6.2.2

The Pledgor shall abide by and execute all laws and regulations relating to the pledge of rights, and shall, within five (5) days upon receipt of the notice, instruction or recommendation issued or formulated by the relevant competent authorities in respect of the pledge rights, present the aforesaid notice, instruction or recommendation to the Pledgee and comply with the aforesaid notice, instruction or recommendation, or raise objections and statements concerning the above matters at the reasonable request of the Pledgee or with the consent of the Pledgee; and

6.2.3

The Pledgor shall promptly notify the Pledgee of any events or notices which may affect the rights of the pledged equity or any part thereof, and any events or notices which may alter any of the Pledgor’s warranties, obligations hereunder or which may affect the performance of the Pledgor’s obligations hereunder;

6.3

The Pledgor agrees that the Pledgee’s rights to the Pledgor under the terms of this Agreement shall not be interrupted or impeded by the Pledgor or the Pledgor’s successor or the Pledgor’s principal or any other person through legal proceedings.

6.4

The Pledgor shall guarantee to the Pledgee that to protect or improve the security of the contractual obligations and the guaranteed debts hereunder, the Pledgor will execute in good faith and cause other interested parties to execute all certificates of title, deeds and/or performance required by the Pledgee and cause other interested parties to perform the actions required by the Pledgee, facilitate the exercise of the rights and authorization granted to the Pledgee by this Agreement, sign all documents relating to the ownership of the pledged equity with the Pledgee or its designee (natural person/legal person), and provide to the Pledgee all notices, orders and decisions relating to the pledge rights as it deems necessary within a reasonable period.

6.5

The Pledgor warrants to the Pledgee that the Pledgor will abide by and perform all warranties, commitments, agreements, representations and conditions under this Agreement. If the Pledgor fails to perform or fully perform its warranties, commitments, agreements, representations and conditions, the Pledgor shall compensate the Pledgee for all losses suffered thereby.

Article 7 Event of Breach

7.1	The following shall be deemed as an event of breach:

7.1.1	Breach by the Pledgor of any of its obligations under the Transaction Documents and/or this Agreement; and

7.1.2	Breach by Party C of any of its obligations under the Transaction Documents and/or this Agreement.

7.2

The Pledgor and Party C shall immediately notify the Pledgee in writing if they know or discover that any of the matters referred to in Article 7.1 or the events that may lead to the aforesaid matters have occurred.

7.3

Unless the event of breach under Article 7.1 has been remedied as required by the Pledgee within twenty (20) days after the Pledgee gives notice to the Pledgor and/or Party C requiring it to remedy such breach, the Pledgee may at any subsequent time give a written notice to the Pledgor requesting the Pledgor to exercise the pledge rights in accordance with Article 8.

Article 8 Exercise of the Pledge Rights

8.1	When the Pledgee exercises its pledge rights, the Pledgee shall give a written notice of breach to the Pledgor.

8.2

Subject to the provisions of Article 7.3, the Pledgee may exercise the right to dispose of the pledge rights at any time after the notice of breach is given in accordance with Article 8.1. When the Pledgee decides to exercise the right to dispose of the pledge rights, the Pledgor will no longer have any rights and interests related to the pledged equity.

8.3

The Pledgee shall have the right to exercise all the remedies it has under the laws of the People’s Republic of China, the Transaction Documents and the terms of this Agreement upon the notice of default in accordance with Article 8.1, including but not limited to the discounted value of the pledged equity or the proceeds from the auction and sale of the pledged equity as a priority. The Pledgee is not responsible for any losses caused by its reasonable exercise of such rights and powers.

8.4

The funds obtained by the Pledgee during the exercise of the pledge rights shall have priority in paying the taxes due to the disposal of the pledged equity, performing the contractual obligations to the Pledgee and paying the guaranteed debts. If there is any balance after deduction of the above-mentioned funds, the Pledgee shall return the remaining funds to the Pledgor or other persons who have rights to the funds in accordance with relevant laws and regulations, or deposit it with the notary office where the Pledgor is located (all resulting costs shall be borne by the Pledgor); and where permitted by Chinese laws, the Pledgor shall unconditionally gift the aforesaid funds to the Pledgee or the persons designated by the Pledgee.

8.5

The Pledgee shall have the right to exercise any remedy for breach of contract it is entitled to at its option simultaneously or successively. The Pledgee shall not require any other remedy for breach of contract before exercising the right to be reimbursed by the discount of the pledged equity or the proceeds from the auction or sale of the pledged equity hereunder.

8.6	The Pledgee shall have the right to appoint its lawyer or other agent in writing to exercise its pledge rights, to which the Pledgor or Party C shall not object.

8.7	When the Pledgee disposes of the pledge rights in accordance with this Agreement, the Pledgor and Party C shall provide necessary assistance to enable the Pledgee to realize its pledge rights.

Article 9 Liabilities for Breach

9.1

If the Pledgor or Party C substantially breaches any covenant made under this Agreement, the Pledgee has the right to terminate this Agreement and/or require the Pledgor or Party C to compensate for the damages; and this Article 9 shall not preclude any other rights of the Pledgee under this Agreement;

9.2	Unless otherwise specified by laws, neither the Pledgor nor Party C shall have any right to terminate or rescind this Agreement under any circumstances.

Article 10 Transfer

10.1	The Pledgor and Party C have no right to grant or transfer their rights and obligations under this Agreement except with the prior consent of the Pledgee.

10.2	This Agreement shall be binding upon the Pledgor, its successors and permitted assignees, and shall be effective upon the Pledgee and each successor and assignee.

10.3

The Pledgee may at any time assign all or any of its rights and obligations in the Transaction Documents and this Agreement to a person designated by the Pledgee, and in this case, the assignee shall have and assume the rights and obligations of the Pledgee under the Transaction Documents and this Agreement as it would have had and assumed as a party to the Original Agreement.

10.4

After the change of the Pledgee caused by the transfer, at the request of the Pledgee, the Pledgor and/or Party C shall sign a new pledge agreement consistent with this Agreement with the new Pledgee and register it in the relevant industrial and commercial administrative authority.

10.5

The Pledgor and Party C shall strictly abide by the provisions of this Agreement and other relevant agreements entered into individually or jointly by the Parties, including the Transaction Documents, perform their obligations under the Transaction Documents and shall not perform any action/omission which may affect the validity and enforceability of this Agreement. Unless instructed in writing by the Pledgee, the Pledgor shall not exercise its right to retain the pledged equity.

Article 11 Termination

11.1

After the Pledgor and Party C have fully and completely fulfilled all contractual obligations and repaid all guaranteed debts, the Pledgee shall, as required by the Pledgor, terminate the pledge of the pledged equity hereunder as soon as reasonably practicable, and cooperate with the Pledgor to cancel the registration of the pledge of equity made in the register of shareholders of Party C and the cancellation registration of the pledge in the relevant industrial and commercial administrative authorities.

11.2	Articles 9, 13, 14 and this Article 11.2 shall survive the termination of this Agreement.

Article 12 Commission Charges and Other Expenses

All costs and actual expenses related to this Agreement, including but not limited to legal fees, cost of production, stamp duty, and any other taxes and expenses, shall be borne by Party C.

Article 13 Liability for Confidentiality

The Parties acknowledge and confirm that the contents of this Agreement and any oral or written information exchanged with each other in connection with the preparation or performance of this Agreement shall be considered confidential information. The Parties shall keep all the confidential information confidential and shall not disclose any confidential information to any third party without the prior written consent of the other party, except for the following information: (a) any information known or expected to become known to the public (provided that it is not disclosed to the public by one of the receiving parties); (b) any information required to be disclosed under applicable laws and regulations, stock trading rules, or orders of government authorities or courts; or (c) information to be disclosed by any Party to its shareholders, directors, employees, legal advisers or financial advisers in connection with the transactions contemplated under this Agreement, provided that such shareholders, directors, employees, legal advisers or financial advisers shall be subject to the confidentiality obligations similar to those in this Article. Any disclosure by any shareholder, director, employee or employer of any Party shall be deemed as the disclosure by such Party, who shall be liable for breach of contract in accordance with this Agreement.

Article 14 Applicable Laws and Resolutions of Disputes

14.1	The conclusion, effectiveness, interpretation, performance, modification, termination and dispute resolution of this Agreement shall be subject to the laws of China.

14.2

Any dispute arising out of or in connection with this Agreement shall be submitted to Shanghai International Economic and Trade Arbitration Commission for arbitration, and the place of hearing shall be Shanghai. The arbitration tribunal shall consist of three arbitrators appointed in accordance with the Arbitration Rules. The claimant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through consultation or by Shanghai International Economic and Trade Arbitration Commission. The arbitration shall be conducted in a confidential manner and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties. Where appropriate, the arbitration tribunal or arbitrators may determine remedies in respect of the equity or assets of the Parties in accordance with the dispute settlement terms and/or applicable Chinese laws, including restrictions on the conduct of business, restrictions or prohibitions on the transfer or sale of equity or assets or the filing of winding-up of the Parties. In addition, during the formation of the arbitration tribunal, the Parties shall have the right to apply to any court of jurisdiction (including the courts of China, Hong Kong and the Cayman Islands) for the grant of interim relief.

14.3	During the arbitration, except for the issue in dispute and under hearing, the Parties shall continue to exercise their rights and perform their obligations under this Agreement.

Article 15 Notices

15.1

All notices and other communications required or given under this Agreement shall be delivered by hand, registered mail (with postage prepaid) or commercial courier service or by facsimile. Each notice shall also be sent by email. The notice shall be deemed as effectively served as of the following dates:

15.1.1	In case of delivery by hand (including express mail service), the date of service shall be the date of receipt;

15.1.2	In case of delivery by registered mail (with postage prepaid), the date of service shall be the 15th day after the date indicated on the return receipt of the registered mail;

15.1.3

In case of delivery by facsimile, the date of service shall be the date indicated on the fax machine, provided that the fax is delivered later than 5 p.m., or on a non-working day at the place of delivery, the date of service shall be the next working day shown on the date record.

Article 16 Severability

If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. The Parties shall seek to replace the invalid, illegal or unenforceable provisions with those which are legally permissible and effective to the maximum extent desired by the Parties through consultations in good faith, provided that the economic effects of such effective provisions shall be as similar as possible to those of ineffective, illegal or unenforceable provisions.

Article 17 Appendixes

The appendixes (if any) herein are an integral part of this Agreement.

Article 18 Validity

18.1

This Agreement shall take effect as of the date when signed and stamped by the Parties (the “Effective Date”). The Parties agree and confirm that from the period from                      to the Effective Date of this Agreement, the Parties have reached an agreement on the contents of this Agreement, and they shall respectively enjoy the rights and assume the obligations under this Agreement during the said period, and all the aforesaid transactions and activities shall be governed by this Agreement. The Original Agreement shall terminate on the Effective Date of this Agreement and shall cease to have any force and effect as of the Effective Date of this Agreement.

18.2

Any amendment, supplement or change to this Agreement shall be in writing, and shall come into force after being signed or sealed by the Parties and registered with the government as required (if necessary).

Article 19 Duplicate

This Agreement is made in quintuplicate, with the Pledgee, the Pledgor and Party C holding one copy each and the remaining two copies for registration.

(No text below on this page; followed by the signature page)

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Restated and Amended Equity Pledge Agreement on the date first set forth above, which takes effect on the Effective Date hereof.

Party A: ____________________________

Signatory: ____________________________

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Restated and Amended Equity Pledge Agreement on the date first set forth above, which takes effect on the Effective Date hereof.

Party B: ____________________________

Signatory: ____________________________

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to sign this Restated and Amended Equity Pledge Agreement on the date first set forth above, which takes effect on the Effective Date hereof.

Party C: ____________________________

Signatory: ____________________________

Schedule A

The following schedule sets forth other major similar agreements the registrant entered into with its consolidated variable interest entities. Other than the information set forth below, there is no material difference between such other agreements and this exhibit.

VIE	Parties to the Pledge	Execution Date
Shanghai Ximalaya Technology Co., Ltd.	Pledgee: Xizhang (Shanghai) Internet Technology Co., Ltd. Pledgor: Shanghai Xiquan Investment Management Center (Limited Partnership)	March 3, 2020

Shanghai Ximalaya Technology Co., Ltd.	Pledgee: Xizhang (Shanghai) Internet Technology Co., Ltd. Pledgor: Shanghai Xijie Investment Management Center (Limited Partnership)	November 29, 2018

Shanghai Ximalaya Technology Co., Ltd.	Pledgee: Xizhang (Shanghai) Internet Technology Co., Ltd. Pledgor:	November 29, 2018